LEGG MASON AGGRESSIVE GROWTH FUND, INC.

Sub-Item 77C

Registrant incorporates by reference
Registrant's Proxy Statement Pursuant to
Section 14a filed on August 18, 2006.
(Accession No. 0001193125-06-176160)